Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment Announces Pricing of $265 Million Add-On to Existing Term Loan

LAS VEGAS, October 23, 2017 – Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) today announced that its subsidiary CEOC, LLC priced a $265 million add-on term loan facility, which is an addition to its existing $1.435 billion of senior secured credit facilities, consisting of a $1.235 billion seven-year senior secured term loan facility and a $200 million five-year senior secured revolving credit facility. The additional proceeds will be used, in addition to cash on hand, to repay all of the outstanding amounts under the existing senior secured notes issued by Chester Downs and Marina, LLC (“Chester Downs”), the owner of Harrah’s Philadelphia Casino and Racetrack, and Chester Downs Finance Corp. (“Chester Finance”).

“The add-on term loan will save Caesars Entertainment approximately $20 million in annual interest expense and is the latest step in the effort to optimize the balance sheet and improve free cash flow across the enterprise,” said Mark Frissora, President and Chief Executive Officer. “Upon completion of this and other recently announced refinancings, Caesars’ annual interest expense will be reduced by more than $290 million in the aggregate.”

The add-on term loan will bear interest at the London Interbank Offered Rate (“LIBOR”) plus 250 basis points and will be offered at par.

The funding and closing of the add-on transaction is anticipated to occur during the fourth quarter of 2017, subject to the negotiation and execution of definitive documentation, receipt of all required regulatory approvals and satisfaction of other customary closing conditions. Upon the funding and closing of the add-on term loan and the repayment of the existing indebtedness of Chester Downs and Chester Finance, it is expected that Chester Downs will become a guarantor under CEOC, LLC’s senior secured credit facilities.

About Caesars Entertainment Corporation

Caesars Entertainment is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of the following three entities: the wholly owned operating subsidiaries CEOC, LLC, Caesars Entertainment Resort Properties, LLC and Caesars Growth Partners, LLC. Since its beginning in Reno, Nevada, in 1937, Caesars Entertainment has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the Caesars Entertainment UK family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward-Looking Statements

This press release contains or may contain “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “will,” “expect,” and “anticipate,” or the negative of these words or other words or expressions of similar meaning. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include those discussed in Caesars Entertainment’s filings with the Securities and Exchange Commission and access to available and reasonable financing on a timely basis, including the add-on term loan, which may not be consummated on the terms contemplated or at all.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. Forward-looking statements set forth in this document speak only as of the date hereof, and Caesars Entertainment undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

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